Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
ELLINGTON FINANCIAL INC.
(Effective January 5, 2023)

ARTICLE I

STOCKHOLDERS

SECTION 1.    Stockholder Meetings.

(a)    The annual meeting of stockholders of Ellington Financial Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, within or without the State of Delaware, including solely by means of remote communication, as the Board of Directors of the Corporation (the “Board of Directors”) shall determine.

(b)    A special meeting of the stockholders for any purpose or purposes may be called by the Chair of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors. Subject to subsection (c) of this Section 1 of these Bylaws (the “Bylaws”), a special meeting of the stockholders may also be called by the Secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(c)    Any record holder of stock (a “Record Holder”) seeking to have the stockholders request a special meeting of stockholders shall, by sending written notice to the Secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting of stockholders (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, in each case, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(1)    In order for any stockholder to request a special meeting of stockholders (a “Special Meeting”), one or more written requests for a special meeting of stockholders signed by Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special

Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request (A) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (B) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of common stock or preferred stock of the Corporation (“Shares”) which are owned by each such stockholder, and the nominee holder for, and number of, Shares owned by such stockholder beneficially but not of record, (D) shall be sent to the Secretary by registered mail, return receipt requested, and (E) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke such stockholder’s request for a special meeting of stockholders at any time by written revocation delivered to the Secretary.

(2)    The Secretary shall inform the requesting stockholder of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting of stockholders upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1(c), the Secretary on behalf of the Corporation receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(3)    Except as provided in the next sentence, any special meeting of stockholders shall be held at such place (if any), date and time as may be designated by the Chair of the Board of Directors, President, Chief Executive Officer or Board of Directors, whoever has called the meeting, including solely by means of remote communication. In the case of any special meeting of stockholders called by the Secretary upon the request of stockholders (a “stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting of stockholders, the Chair of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as such Director, President, Chief Executive Officer or Board of Directors, as applicable, deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of stockholders or a special meeting of stockholders. In the case of any stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1(c).

For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(4)    If written revocations of requests for the special meeting of stockholders have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of stockholders to the Secretary, the Secretary shall: (A) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (B) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting of stockholders written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting of stockholders received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of stockholders.

(5)    The Chair of the Board of Directors, a Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (A) ten Business Days after receipt by the Secretary of such purported request and (B) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the outstanding Shares that would be entitled to vote at such meeting. Nothing contained in this paragraph (5) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 2.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by law to be included in the notice. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation, as it may be amended, restated or amended and restated from time to time (the “Certificate of Incorporation”), or these Bylaws, the notice of any meeting shall be given (including pursuant to electronic transmission) in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder of record entitled to vote at such meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any previously scheduled meeting of the stockholders may be postponed or rescheduled, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors.

SECTION 3.    Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chair of the meeting may from time to time adjourn any meeting, whether or not there is such a quorum. Notice of any such adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the meeting such adjournment is taken; provided, however, that notice shall be provided in accordance with applicable law if the meeting is adjourned for more than 30 days or as otherwise required by law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 4.    Organization. Meetings of stockholders shall be presided over by the Chair of the Board of Directors (the “Chair”), or if none or in the Chair’s absence, the Vice Chair, or if none or in the Vice Chair’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, the Vice Presidents in their order of rank and seniority, or, if none of the foregoing is present, by a chair designated by the Board of Directors, or in the absence of such designation by a chair to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Board of Directors shall appoint an individual or, in the absence of such appointment, the chair of the meeting shall appoint any person present and capable of acting as secretary of such a meeting to act as secretary of the meeting.

SECTION 5.    Voting; Proxies; Required Vote.

(a)    At each meeting of stockholders, every stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy (i) appointed in accordance with applicable law and these Bylaws and (ii) filed in accordance with the procedures established by the Corporation (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

In all matters presented to the stockholders at a meeting at which a quorum is present, other than the election of directors which shall be governed by Section 8 of this Article I, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Voting at meetings of stockholders need not be by written ballot.

Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, in each case, as amended, with respect to the determination as to whether the advisory vote on executive compensation shall occur every one (1), two (2) or three (3) years, to the extent required, shall be decided by a plurality of the votes cast among three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

(b)    When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the holders of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

SECTION 6.    Inspectors. The Board of Directors, in advance of any meeting, may, but need not unless required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not unless required by law, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.    Notice of Stockholder Nominations and Other Business.

(a)    Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any amendment or supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a Record Holder at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, on the record date for the determination of stockholders entitled to vote at the annual meeting and at the time of the annual meeting (and any postponement or adjournment thereof), (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination. Except as provided by clause (a)(5) of this Section 7, clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement) at an annual meeting of stockholders.

(2)    This Section 7(a)(2) shall be deemed effective as of the completion of the 2023 Annual Meeting of Stockholders of the Corporation, prior to this time, Section 7(a)(2)

of the Bylaws of the Corporation, effective as of March 1, 2019, shall control. Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall set forth all information and certifications required under this Section 7 and shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 7(d)(4) of this Article I) for the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting, as originally convened, or, if the first public announcement of the date of such annual meeting is less than one hundred thirty (130) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)    To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth:

(A)    as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”)

(i)    all information relating to the Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election (even if an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act,

(ii)    the Proposed Nominee’s written consent to being named in any proxy statement as a nominee at any meeting for the election of directors and to serving as a director if elected and

(iii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person, on the one hand, and each Proposed Nominee, and such Proposed Nominee’s respective affiliates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(B)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, and a description of all agreements, arrangements and understandings between such stockholder and any Stockholder Associated Person (including their names) in connection with the proposal of such business by such stockholder and (ii) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
(C)    as to the stockholder giving the notice, any Stockholder Associated Person and if the stockholder’s notice includes a nomination of person(s) for election to the Board of Directors, any Proposed Nominee,

(i)    (a)    the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any Stockholder Associated Person or Proposed Nominee, the date on which each such security of the Corporation was acquired and the investment intent of such acquisition,

(b)    any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(c)    the nominee holder for, and number of, shares of capital stock or other securities of the Corporation owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(d)    whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other contract, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (A) manage risk or benefit of changes in the price of securities of the Corporation for such stockholder, Proposed Nominee or Stockholder Associated Person or (B) increase or decrease the voting power of such stockholder,

Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in any securities of the Corporation,

(e)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the Corporation where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(f)    any rights to dividends on the Shares owned beneficially by such stockholdern Proposed Nominee or Stockholder Associated Person, if any, that are separated or separable from the underlying Shares and

(g)     any proportionate interest in Shares held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(ii)    a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder, Proposed Nominee and any Stockholder Associated Person with respect to such nomination or proposal,

(iii)    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and

(iv)    any other information relating to the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act,

(D)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (B) or (C) of this paragraph (3) of this Section 7(a) and any Proposed Nominee,

(i)    the name and address of such stockholder, as they appear on the Corporation’s books, and the current name and business address, if different of each such Stockholder Associated Person and any Proposed Nominee, and

(ii)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person,

(E)    the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal,

(F)    to the extent known by the stockholder giving the notice, the name and address of any other person supporting the Proposed Nominee for election or reelection as a director or the proposal of other business,

(G)    if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Stockholder Associated Person or Proposed Nominee intends or is part of a group that intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 of the Exchange Act, and

(H)    if the stockholder’s notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a representation whether the stockholder or any Stockholder Associated Person intends to be or is part of a group which intends

(i)    to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding Voting Stock required to approve or adopt the proposal or

(ii)    otherwise to solicit proxies from stockholders in support of such proposal.

(4)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by:

(A)    a certificate executed by the stockholder certifying that such stockholder will:

(i)    comply with Rule 14a-19 (or any successor provision) promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;

(ii)    notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting;

(iii)    furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of Section 7 of this Article I have been complied with and evaluating any nomination or other business described in the stockholder’s notice; and

(iv)    appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledging that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered; and

(B)    the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I. The Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as an Independent Director (as defined below) of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(5)    Notwithstanding anything in the third sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 7 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof, or (2) provided, that the Board of Directors or such committee have determined that a purpose of the meeting is to elect directors, by any stockholder of the Corporation who (A) is a Record Holder at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, on the record date for the determination of stockholders entitled to vote at the special meeting and at the time of the special meeting (and any postponement or adjournment thereof), (B) is entitled to vote at the meeting and upon such election, and (C) complies with the notice procedures set forth in this Section 7 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice and certifications required by paragraph (a)(3) and (a)(4) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d)    General.

(1)    If any information or certification submitted pursuant to this Section 7 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information or certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 7. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 7, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19 (or any successor provision) of the Exchange Act) submitted by the stockholder pursuant to this Section 7 as of an earlier date and (C) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 7.

(2)    Except as otherwise expressly provided under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 7 and the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 7 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 7). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 7 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual.

(3)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representations required by clause (a)(3)(G) and clause (a)(3)(H) of this Section 7) and (B) if the presiding person determines that any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(4)    For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 7, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.

(5)    For purposes of this Section 7, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(e)    Rule 14a-19. Notwithstanding the foregoing provisions of this Section 7, the Corporation shall disregard any proxy authority granted in favor of, or votes for, any Proposed Nominee if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such Proposed Nominee abandons the solicitation or does not (i) comply with Rule 14a-19 (or any successor provision) promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) (or any successor provisions) promulgated under the Exchange Act or (ii) timely provide documentary evidence that, in the determination of the Board of Directors, is sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19 (or any successor provision) promulgated under the Exchange Act in accordance with the following sentence. Any Soliciting Stockholder providing notice of nomination pursuant to this Section 7 shall, no later than five Business Days prior to the applicable meeting, deliver to the Corporation (i) a certificate executed by such Soliciting Stockholder certifying that such Soliciting Stockholder has met the requirements of Rule 14a-19(a) (or any successor provision) and (ii) sufficient evidence, in the judgment of the Board of Directors, that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) (or any successor provision) promulgated under the Exchange Act.

(f)    Notwithstanding anything to the contrary in the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 7; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters or nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Nothing in this Section 7 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

SECTION 8.    Required Vote for Election of Directors.

(a)    Except as otherwise provided pursuant to the Certificate of Incorporation or these Bylaws and except as provided by Section 11 of Article II with respect to the filling of vacancies, directors shall be elected at the annual meeting of stockholders. At any stockholder meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of votes cast. For purposes hereof, the number of nominees shall be determined as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, or removal from office.

(b)    If a nominee for director who is an incumbent director does not receive the requisite number of the votes cast for such nominee’s election in an election, the director shall promptly tender such director’s resignation to the Board of Directors contingent on acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. Upon receipt of such resignation, the Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders a resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to such resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until such director’s successor is duly elected, or such director’s earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 11 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 2 of these Bylaws.

SECTION 9.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a Proposed Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in a form provided by the Secretary on written request) executed by the Proposed Nominee

(a)    certifying that such Proposed Nominee (i) will abide by the requirements of Article I, Section 8 of these Bylaws, (ii) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (iv) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (v) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (vi) consents to being named as a nominee in any proxy statement at any meeting for the election of directors and any associated form of proxy pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card, (vii) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (viii) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves;

(b)    attaching copies of any and all requisite permissions or consents; and

(c)    attaching a completed Proposed Nominee questionnaire, which questionnaire shall be provided by the Secretary upon request and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange or over-the-counter market applicable to any securities of the Corporation. The Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.    General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2.    Qualification; Number; Term; Remuneration.

(a)    Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board shall be comprised of five directors and shall consist of at least a majority of Independent Directors. An “Independent Director” shall be a director who (i) (A) is not an officer or employee of the Corporation, or an officer, director or employee of any subsidiary of the Corporation, (B) was not appointed as a director pursuant to the terms of the Amended and Restated Management Agreement (the “Management Agreement”) dated July 1, 2009, as amended, by and among the Corporation and Ellington Financial Management LLC (the “Manager”), and (C) for so long as the Management Agreement is in effect, is not affiliated with the Manager or any of its affiliates, and (ii) and who satisfies the independence requirements under the New York Stock Exchange (the “NYSE”) (or the principal stock exchange on which the Corporation’s stock is listed). The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, but shall consist of not less than three nor more than thirteen directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)    Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, or removal.

(c)    Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.    Quorum and Manner of Voting. Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4.    Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chair, President, Chief Executive Officer or by a majority of the directors then in office.

SECTION 7.    Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the meeting; provided, however, if notice is sent by United States Mail, it shall be deposited in the United States Mail at least three (3) days before the meeting. Notice shall be deemed to be given at the time of mailing. Notice need not be given to any director who waives such notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 8.     Chair of the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chair of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.     Organization. At each meeting of the Board of Directors, the Chair of the Board of Directors or, in the absence of the Chair, the Vice Chair of the Board of Directors, if any, shall act as chair of the meeting. In the absence of both the Chair and Vice Chair of the Board of Directors, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the

President, a director chosen by a majority of the directors present, shall act as chair of the meeting. The Secretary or, in the Secretary’s absence, an Assistant Secretary of the Company, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chair of the meeting, shall act as secretary of the meeting.

SECTION 10.    Resignation. Any director may resign at any time upon notice to the Corporation and, except for a resignation tendered pursuant to Section 8(b) of Article I, such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Corporation to comply with applicable laws, rules and regulations.

SECTION 11.    Vacancies. Subject to applicable law and except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the majority vote of the remaining directors in office, even if the remaining directors do not constitute a quorum.

SECTION 12.    Meetings by Remote Communication. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication if all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 13.    Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 14.    Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES

SECTION 1.    Appointment. From time to time the Board of Directors may designate any committee or committees, each committee to consist of one (or such other minimum number, if any, mandated by law and the applicable listing requirements of the NYSE (or the principal stock exchange on which the Corporation’s stock is listed), as in effect from time to time) or more directors of the Corporation for any purpose or purposes, to the extent lawful, which shall have powers as shall be permitted by law and determined and specified by the Board of Directors by resolution, including the following committees:

(a)    an Executive Committee, which shall have such authority as has been or shall be as permitted by law and delegated by the Board of Directors and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct; and

(b)    an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which shall have such authority as permitted by law and (1) as has been or shall be set forth in the charter for such committee (as in effect from time to time and approved by the Board of Directors), which authority shall at all times be not less than that mandated by law and the applicable listing requirements of the NYSE (or the principal stock exchange on which the Corporation’s stock is listed), and (2) as shall otherwise be delegated by the Board of Directors.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee, provided, that each committee shall consist of at least such minimum number of directors, if any, mandated by law and the applicable listing requirements of the NYSE (or the principal stock exchange on which the Corporation’s stock is listed), as in effect from time to time. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 2.    Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors. Unless otherwise provided in the resolutions of the Board of Directors creating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to the subcommittee any or all of the powers of the committee. The provisions of these Sections 2, 3 and 4 of this Article III shall apply to subcommittees.

SECTION 3.    Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.    Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1    Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall consist of a President, a Secretary and a Chief Financial Officer and may include a Chair of the Board of Directors, a Vice Chair of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Accounting Officer, a Chief Investment Officer or Co-Chief Investment Officers, a Treasurer, a Controller, a General Counsel, a Corporate Counsel, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the

Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall hold office until such officer’s successor is elected and qualifies or until such officer’s death, or such officer’s resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. The officers of the Corporation need not be stockholders or directors of the Corporation.

SECTION 2.    Term of Office and Remuneration. The term of office of all officers shall be one year or until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by a vote of the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.    Resignation; Removal. Any officer may resign at any time by giving written notice to the Board of Directors, the Chair of the Board of Directors, the President or the Secretary. Any resignation shall take effect upon its receipt or at such later time specified in the notice of resignation. Any officer shall be subject to removal, with or without cause, at any time by a vote of the Board of Directors.

SECTION 4.    Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chair of the Board of Directors shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Certificate of Incorporation or these Bylaws to some other officer or agent of the Company or shall be required by the DGCL to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.    Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

SECTION 6.    Chief Accounting Officer. The Board of Directors may designate a Chief Accounting Officer. The Chief Accounting Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

SECTION 7.    Chief Investment Officer. The Board of Directors may designate a Chief Investment Officer or Co-Chief Investment Officers. The Chief Investment Officer or Co-Chief Investment Officers shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

SECTION 8.    Chief Financial Officer. The Chief Financial Officer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all the transactions as Chief Financial Officer and of the financial condition of the Company.

If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Chief Financial Officer’s office and for the restoration to the Company, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Corporation.

SECTION 9.    Chair of the Board. The Board of Directors shall designate a Chair of the Board of Directors. The Chair of the Board of Directors shall preside over the meetings of the Board of Directors and of the stockholders at which the Chair of the Board of Directors shall be present. The Chair of the Board of Directors shall perform such other duties as may be assigned to Chair of the Board of Directors by the Board of Directors.

SECTION 10.    President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by the DGCL to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 11.    Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

SECTION 12.    Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the DGCL; (c) be custodian of the corporate records and of the seal of the corporation, if any; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general responsibility for oversight of the Share transfer books and other records; and (f) in general perform such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 13.    Treasurer. In the absence of the Chief Financial Officer or in the event of a vacancy in such office, the Treasurer shall perform the duties of the Chief Financial Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer; and shall perform such other duties as from time to time may be assigned to such Treasurer by the President or by the Board of Directors.

SECTION 14.    Controller. The Controller shall report directly to the Chief Financial Officer and shall assist with the compilation of financial statements for external reporting in accordance with applicable financial reporting guidelines and the requirements of the Sarbanes-Oxley Act. The Controller shall review general ledger account reconciliations monthly to ensure that financial statements are properly stated in accordance with GAAP and in general shall perform such other duties as from time to time may be assigned to the Controller by the Chief Financial Officer.

SECTION 15.    General Counsel. The General Counsel shall oversee all legal matters for the Corporation. The General Counsel shall report to the General Counsel of Ellington Management Group, L.L.C., other than with respect to matters involving a conflict of interest between the Company and the Manager, in which case the General Counsel shall report directly to the Board of Directors.

SECTION 16.    Corporate Counsel. The Corporate Counsel shall oversee all corporate legal matters for the Corporation. The Corporate Counsel shall report to the General Counsel of Ellington Management Group, L.L.C., other than with respect to matters involving a conflict of interest between the Company and the Manager, in which case the Corporate Counsel shall report directly to the Board of Directors.

SECTION 17.    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

SECTION 18.    Other Officers. The Board of Directors may elect other officers from time to time, and vest such officers with such powers and duties, as the Board of Directors may deem proper.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.    Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class or series of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.    Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the SEC as they presently exist or may hereafter be amended.

SECTION 3.    Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

STOCK

SECTION 1.    Stock; Signatures. Unless the Board of Directors shall provide by resolution or resolutions otherwise in respect of some or all of any or all classes or series of stock of the Corporation, the stock of the Corporation shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Corporation by the Chair of the Board, or the President, or the Secretary, or any Vice President, or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation. Any such resolution or the issuance of shares in certificated form shall not affect any uncertificated shares already issued. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by the holder in the Corporation and registered in certificated form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing and the requirements of applicable law, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.    Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip or warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, and such scrip or warrant shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4.    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or the legal representative thereof, to give the Corporation a bond sufficient to indemnify the

Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificated or uncertificated shares.

SECTION 5.    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 5 or otherwise required by law or with respect to this Section 5 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII

DIVIDENDS

Except as otherwise provided by law or the Certificate of Incorporation (including the terms of any Preferred Stock provided for therein), the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

ARTICLE VIII

RATIFICATION

Except as otherwise provided by law, any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Except as otherwise provided by law, such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The Corporation may have a corporate seal that has the name of the Corporation and the year of its incorporation inscribed thereon, and that shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal. Affixing the corporate seal shall not be required for the validity of any contract or agreement, deed, promissory note or other document executed and delivered by the Corporation, except as otherwise required by law.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may waive such notice, whether before or after the time stated therein. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.    Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer, the Treasurer or any person designated by said Chief Financial Officer or Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said Treasurer, or other person so designated by the Treasurer.

SECTION 2.    Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Except as otherwise provided by the Board of Directors, any officer of the Corporation may execute and deliver any deed, bond, mortgage, contract or other obligation or instrument on behalf of the Corporation.

SECTION 3.    Proxies; Powers of Attorney; Other Instruments. The Chief Executive Officer, the Treasurer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other securities by the Corporation. The

Chief Executive Officer, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders or other equity holders of any company in which the Corporation may hold stock or other securities, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or other securities at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.    Financial Reports. The Board of Directors may appoint the Chief Financial Officer, the Treasurer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

AMENDMENTS.

The Board of Directors shall have power to amend, modify or repeal these Bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. The stockholders of the Corporation shall have the power to amend, modify or repeal these Bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders; provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting. These Bylaws may be amended or repealed by the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class.